Exhibit 8.01

Subsidiaries of the Registrant

Subsidiary	Jurisdiction of Incorporation	Name Under Which the Subsidiary Does Business	Ownership Interest
Viva GyM S.A.	Peru	Viva GyM	Graña y Montero owns 99.54%; GyM owns 43.32%

GyM S.A.	Peru	GyM	Graña y Montero owns 98.87%

Concesionaria La Chira S.A.	Peru	La Chira	Graña y Montero owns 50.0%

Concesión Canchaque S.A.	Peru	Canchaque	Graña y Montero owns 99.96%

Concar S.A.	Peru	Concar	Graña y Montero owns 100%

GMP S.A.	Peru	GMP	Graña y Montero owns 95.0%

GyM Ferrovías S.A.	Peru	GyM Ferrovías	Graña y Montero owns 75.0%

Norvial S.A.*	Peru	Norvial	Graña y Montero owns 67.0%

Survial S.A.	Peru	Survial	Graña y Montero owns 99.99%

CAM Holding SPA	Peru	CAM Holding	Graña y Montero owns 100%

GMI S.A. Ingenieros Consultores	Peru	GMI	Graña y Montero owns 89.4%

ECOTEC S.A.C.	Peru	ECOTEC	GMI owns 99.99%

Construyendo País	Peru	Construyendo País	GyM owns 99.99%

Vial y Vives – DSD S.A.	Chile	Vial y Vives	GyM owns 94.49%

Inmobiliaria Almonte S.A.C.	Peru	Almonte	Viva GyM owns 50.45%

Inmobiliaria Pezet 417 S.A.C.	Peru	Pezet 417	Viva GyM owns 99.90%

Las Lomas S.A.C.	Peru	Las Lomas	Viva GyM owns 99.99%

Proyectos Inmobiliarios Consultores S.A.	Perú	PICSA	Viva GyM owns 92.42%

Morelco S.A.S	Colombia	Morelco	GyM owns 70.00%

Concesionaria Vía Expresa Sur S.A.	Peru	VESUR	Graña y Montero owns 99.98%; GyM owns the remaining 0.02%

Agenera S.A.C.	Perú	Agenera	Graña y Montero owns 99.00%; GyM owns the remaining 1.00%.

GyM Colombia S.A.S.	Colombia	GyM Colombia	Graña y Montero owns 66.20%, GyM owns the remaining 33.80%

Negocios de Gas S.A.	Peru	Negocios de Gas	Graña y Montero owns 99.99%; GyM owns the remaining 0.01%.

Qualys S.A. (Previously Generadora Arabesco S.A.)	Perú	Qualys	Graña y Montero owns 100.00%,

Adexus S.A. **	Chile	Adexus	Graña y Montero owns 100.00%,

Recaudo Lima S.A.	Perú	Recaudo Lima	Graña y Montero owns 70.00%, GMD owns the remaining 30.00%

Promotora Larco Mar S.A.	Perú	Promotora Larco Mar	Graña y Montero owns 46.55%

TGNCA S.A.	Perú	TGNCA	Graña y Montero owns 99.93%

Billetera Electrónica de Transporte Lima S.A.C.	Perú	BETL	Graña y Montero owns 95.5%

GyM Chile SPA	Chile	GyM Chile SPA	GyM owns 100%

Gestión de Soluciones Digitales S.A.C.	Perú	GSD	Graña y Montero owns 100%

Larcomar S.A.	Perú	Larcomar	Graña y Montero owns 79.66%

Promotores Asociados de Inmobiliaria S.A.	Perú	Promotores Asociados de Inmobiliaria	Graña y Montero owns 99.99%

Oiltanking Andina Services S.A.	Perú	OTAS	GMP owns 50.00%

*

In June 2018, the company assigned economic rights over 48.8% of the share capital of Norvial to Inversiones en Autopistas S.A. by transferring its Class B shares of Norvial. The company continues to possess 67% of the voting rights of Norvial and an economic interest of 18.2% of Norvial’s share capital. JJC Contratistas Generales S.A. owns 16.8% of Norvial’s shares, and Inversiones en Infraestructura S.A owns the remaining 16.2%.

**	In June 2018, Graña y Montero consolidated 100% of Adexus S.A. Graña y Montero is in the process of marketing Adexus S.A. for sale.